United States
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 26, 2007
                                                          --------------

                              NORTH VALLEY BANCORP
             (Exact name of registrant as specified in its charter)


                                   California
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



              0-10652                                 94-2751350
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     (Commission File Number)               (IRS Employer Identification No.)


                  300 Park Marina Circle, Redding, CA     96001
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (530) 226-2900
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

         On April 26, 2007, the Board of Directors of the Registrant (North Valley Bancorp) approved a First Amendment to the North Valley Bancorp Employee Stock Ownership Plan ("ESOP"), as previously amended and restated. The ESOP has been amended and restated effective January 1, 2006 in order to comply with changes in the Internal Revenue Code (the "Code") and to make certain other changes to ensure that the ESOP contains all the provisions required to constitute an employee stock ownership plan under the Code. The restated ESOP (and related trust) constitutes a tax qualified retirement plan and retirement trust under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All employees over 18 years of age with at least six months of service are eligible to participate in the ESOP. A copy of the First Amendment to the North Valley Bancorp Employee Stock Ownership Plan is filed as an exhibit to this report and is incorporated herein by this reference.


Item 9.01.  Financial Statements and Exhibits

            (d)   Exhibits

                  99.134 First Amendment to the North Valley Bancorp Employees Stock Ownership Plan, as Amended and Restated, effective January 1, 2006


SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NORTH VALLEY BANCORP


Dated:  May 1, 2007                    By: /s/ LEO J. GRAHAM
                                           -------------------------------------
                                           Leo J. Graham
                                           General Counsel/Corporate Secretary

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